Home Loan
               services

Certification Regarding Compliance with Applicable Servicing Criteria

1.
Home Loan Services, Inc. ("HLS") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto.  The transactions covered by this report include asset-backed securities transactions for which HLS acted as servicer involving subprime residential mortgage loans (the "Platform") as defined in Appendix B, as of December 31, 2007, and for the period January 1, 2007 through December 31, 2007;

2.
HLS has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors") to perform specific, limited or scripted activities, and HLS elects not to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3.	Except as set forth in paragraph 4 below, HLS used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to HLS based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.
HLS has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix C hereto;

6.
HLS has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix C hereto;

7.
HLS has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix C hereto; and

8.	Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on HLS' assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 28, 2008
Home Loan Services, Inc.

By: /s/ Steven A. Baranet
Name: Steven A. Baranet
Title: Vice President, Investor Reporting

Loan Services
P.O. Box 1838
Pittsburgh, PA 15230-1838

Home Loan Services is a subsidiary
of Merrill Lynch Bank and Trust Co., FSB

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by HLS	Performed by Vendor(s) for which HLS is the Responsible Party	Performed by subservicer(s) or vendor(s) for which HLS is NOT the Responsible Party	NOT performed by HLS or by subservicer(s) or vendor(s) retained by HLS
General Servicing Considerations
1122(d)(l)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(l)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(l)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X		X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1 (b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by HLS	Performed byVendor(s) for which HLS is the Responsible Party	Performed by subservicer(s) or vendor(s) for which HLS is NOT the Responsible Party	NOT performed by HLS or by subservicer(s) or vendor(s) retained by HLS
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced bv the Servicer.
		A, B, & D			C
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements.				X
I122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERLV
Reference	Criteria	Performed Directly by HLS	Performed by Vendor(s) for which HLS is the Responsible Party	Performed by subservicer(s) or vendor(s) for which HLS is NOT the Responsible Party	NOT performed by HLS or by subservicer(s) or vendor(s) retained by HLS
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
l!22(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g.. illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on die related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer s funds and not charged to the obligor, unless the late, payment was due to the obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(l) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

Appendix B

Home Loan Services, Inc.
Servicing Platform

Securitization	Securitization (cont.)	Whole Loan
NCMLT 2005-01	MLFFMLT 2007-5	Lehman Brothers
FFMLT 2004-FF11	MLFFMLT 2007-H1	Merrill Lynch
FFMLT 2005-FFA	MLFFMLT 2007-6	Greenwich Capital
FFMLT 2005-FF2	MANA 2007-OAR5	HSBC
FFMLT 2005-FF3		Goldman Sachs
FFMLT 2005-FF4		Fannie Mae
SASCO 2005-S4		National City
FFMLT 2005-FFH3		First Franklin Financial Corp.
SOUNDVIEW 2005-4
FFMLT 2005-FF8
FFMLT 2005-FF9
FFMLT 2005-FF10
FFMLT 2005-FF11
FFMLT 2005-FF12
SAIL 2005-10
FFMLT 2005-FFH4
HSIASCT 2005-11
FFMLT 2006-FF1
FFMLT 2006-FF2
FFMLT 2006-FFH1
FFMLT 2006-FF3
FFMLT 2006-FF4
FFMLT 2006-FF5
FFMLT 2006-FF6
FFMLT 2006-FF7
FFMLT 2006-FFS
FFMLT 2006-FF9
FFMLT 2006-FF10
FFMLT 2006-FF12
FFMLT 2006-FF13
FFMLT 2006-FF14
FFMLT 2006-FF15
FFMLT 2006-FFA
FFMLT 2006-FF16
FFMLT 2006-FF17
FFMLT 2006-FFB
FFMLT 2006-FF18
MLMIT 2006-FF1
GSAA 2006-S1
FFMLT 2007-FF1
FFMLT 2007-FFA
FFMLT 2007-FF2
MLFFMLT 2007-1
FFMLT 2007 FFB-SS
MLFFMLT 2007-2
MLFFMLT 2007-3
FFMLT 2007-FFC
MLFFMLT 2007-4
MLFFMLT 2007-A

Appendix C

1.	Material instances of noncompliance by HLS with respect to the platform:

	a.	Item 1122 (d)(l)(i) -Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

b.
Item 1122 (d)(2)(vii) - Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are: (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements.

c.
Item 1122 (d)(4)(x)(c) - Regarding any funds held in trust for an obligor (such as escrow accounts):(C) such funds are returned to the obligor within 30 Calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

2.	Remediation efforts related to material instance of noncompliance by HLS with respect to the platform:

a.
With respect to the criteria set forth in paragraph 1.a. above, monthly reporting and quarterly review processes were established in April 2007 and maintained throughout the remainder of the year.  No subsequent exceptions were noted.

b.
With respect to the criteria set forth in paragraph 1.b. above, bank reconciliations were completed within the 30 day period; however, preparers sign-off did not occur until the 31st day. This exception was noted in the first six months of 2007. Processes were revised with no subsequent findings in the second half of 2007.

c.
With respect to the criteria set forth in paragraph 1.c. above, funds held in escrow on two accounts were not returned within 30 days of loan payoff.  Processes have been revised to ensure for future compliance.

3.	Material instances of noncompliance by Vendors with respect to the Platform:

a.
Item 1122 (d)(4)(xii) - Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

4.	Remediation efforts related to material instance of noncompliance by Vendor respect to the platform:

a.
With respect to the criteria set forth in paragraph 3.a. above, practices and procedures to capture information necessary to assess compliance were implemented as of January 1, 2008 by Assurant Specialty Property.

5.	No material deficiencies in HLS policies and procedures to monitor Vendors were identified.

6.	Remediation efforts related to material deficiencies in HLS policies and procedures to monitor Vendors — Not Applicable.